UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On October 9, 2020, Inovio Pharmaceuticals, Inc. (the “Company”) provided notice to VGX International, Inc. (now named GeneOne Life Sciences, Inc. (“GeneOne”)) to terminate that certain CELLECTRA Device License Agreement, dated April 16, 2008, by and between the Company’s subsidiary VGX Pharmaceuticals, Inc. (“VGXP”) and GeneOne (the “CELLECTRA Agreement”). Under the CELLECTRA Agreement, VGXP granted GeneOne exclusive rights to the development, sales, licensing and marketing of the Company’s CELLECTRA device, which uses electroportation technology for the delivery of DNA medicines into skeletal muscle cells and skin, for human use in the Republic of Korea. The CELLECTRA Agreement permits VGXP to terminate the agreement upon the occurrence of specified events related to the ownership of GeneOne, with 60 days’ prior written notice to GeneOne. Accordingly, the termination of the CELLECTRA Agreement will be effective as of December 8, 2020.

The foregoing description of the CELLECTRA Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed by the Company on March 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: October 15, 2020	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer